EXHIBIT 99

ATTACHMENT 77G

For the period ending:  09/30/99

File number:  811-05009

DEFAULTS & ARREARS ON SENIOR SECURITIES

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1)      Briargate Public Building Authority, Landowner Assessment Lien Series 1985A
        and 1986A

        In default:  Interest
        Nature of Default:  (partial default) District did not make timely interest payment.
        Date of Default:  December 15, 1990
        Default per $1,000 face:  $ 310,543

2)      Town of Castle Rock, Local Improvement District 1988-2

        In default:  Interest
        Nature of Default:        (partial default) District did not make timely interest
        payment.
        Date of Default:          December 1, 1993 (50% interest payment)
                                  June 1, 1994 no interest payment
        Default per $1,000 face:  $ 530,000

3)      El Paso County, Colorado Pheasant Run LID 86-2 Local Improvement District

        In default:  Interest
        Nature of Default: District did not make timely interest payment. Date of Default: March, 1994
        Default per $1,000 face:  $ 90,588

4)      Mesa County Single Family Mortgage Revenue Series 1982

        In default:  Interest
        Nature of Default: District did not make timely interest payment. Date of Default: December 1, 1995
        Default per $1,000 face:  $ 220,000

5)      Northgate Public Building Authority Landowner Assessment Lien Series 1987A

        In default:  Interest
        Nature of Default: District did not make timely interest payment. Date of Default: July 1, 1991
        Default per $1,000 face:  $ 20,000

6)      The City of Fort Collins, Colorado Industrial Development Revenue Bonds

        In default:  Interest
        Nature of Default: District did not make timely interest payment. Date of Default: December 1, 1998
        Default per $1,000 face:  $ 2,900,000


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